                                                                    Exhibit 10.6

         SUBLEASE






                  Sublessor:     WELLS FARGO BANK, N.A.,
                                 a national banking association



                  Sublessee:     go2net, Inc., a Delaware corporation


                  Premises
                  Located at:    First Interstate Center
                                 999 Third Avenue
                                 Seattle, Washington

                                TABLE OF CONTENTS


1.       Basic Sublease Information.....................................................................................  1

2.       Sublease.......................................................................................................  4

3.       Condition of Premises..........................................................................................  6

4.       Term and Surrender.............................................................................................  7

5.       Rent; Security Deposit.........................................................................................  7

6.       Utilities and Services.........................................................................................  9

7.       Operating Expenses; Personal Property Taxes.................................................................... 10

8.       Use; Compliance with Laws; Permits............................................................................. 11

9.       Assignment and Subletting...................................................................................... 11

10.      Alterations.................................................................................................... 12

11.      Repairs and Maintenance........................................................................................ 13

12.      Insurance...................................................................................................... 13

13.      Damage and Destruction......................................................................................... 15

14.      Eminent Domain................................................................................................. 15

15.      Default........................................................................................................ 16

16.      Indemnification................................................................................................ 19

17.      Brokerage Commission........................................................................................... 20

18.      General Provisions............................................................................................. 21


Exhibits:    Exhibit A   -    Description of Premises
             Exhibit B   -    Master Lessor's Consent Letter
             Exhibit C   -    Furniture Being Sold to Sublessee
             Exhibit D   -    Bill of Sale

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                               SUBLEASE AGREEMENT


         THIS SUBLEASE AGREEMENT ("Sublease") is entered into effective as of this 18th day of March, 1997, by and between WELLS FARGO BANK, N.A., a national banking association ("Sublessor"), successor in interest to First Interstate Bank of Washington, N.A., and go2net, Inc., a Delaware corporation ("Sublessee").

                                    RECITALS

         A. Sublessor is presently the lessee of the Master Premises pursuant to the Master Lease. Sublessee has received a copy of the Master Lease.

         B. Sublessor desires to sublease a portion of the Master Premises to Sublessee and Sublessee desires to sublease such portion of the Master Premises from Sublessor pursuant to the terms, covenants and conditions set forth below.

         C. Except as expressly set forth below, all capitalized terms used below without definition shall be as defined in the Basic Sublease Information section.

                                    AGREEMENT

                  NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. BASIC SUBLEASE INFORMATION. The information set forth in this Section (the "Basic Sublease Information") is intended to supplement and/or summarize the provisions set forth in the balance of this Sublease. Each reference in this Sublease to any of the terms set forth below shall mean the respective information set forth next to such term as amplified, construed or supplemented by the particular section(s) of the Sublease pertaining to such information. In the event of a conflict between the provisions of this Section and the balance of the Sublease, the balance of the Sublease shall control.

Sublessor:                 WELLS FARGO BANK, N.A., a national banking
                           association

Sublessee:                 go2net, Inc., a Delaware corporation

Sublessor's                Wells Fargo Bank, N.A.
Address:                   111 Sutter Street, 22nd Floor
                           San Francisco, California  94163
                           Attn:  Lease Administration
                           Tel:  (415) 396-3115
                           Fax:  (415) 396-7659

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Sublessee's                1301 Fifth Avenue, Suite 3330
Address:                   Seattle, Washington  98101

Master Lease:              Office Lease Agreement dated as of January 27,
                           1982 by and between 999 Third Avenue, Ltd., a
                           Washington limited partnership, predecessor in interest to Master Lessor, and First Interstate
                           Bank of Washington, N.A., predecessor in interest to Sublessor, as amended by the First Amendment to Lease Agreement dated July 15, 1988 between 999
                           Third Avenue, Ltd., predecessor in interest to Master Lessor and First Interstate Bank of
                           Washington, N.A., ("First Amendment") and by the
                           Second Amendment to Office Lease dated
                           ____________, 1994 between Wright-Carlyle Seattle, predecessor in interest to Master Lessor and First
                           Interstate Bank of Washington, N.A. ("Second
                           Amendment").

Master Lessor:             Wright Runstad Properties L.P., a Delaware limited
                           partnership

Master
Premises:                  The premises leased by Sublessor under the Master
                           Lease, as more particularly described in Section 1.02 of the Office Lease, the First Amendment and Section
                           1 of the Second Amendment, together with all appurtenances thereto.

Premises:                  12,271 usable square feet; 13,481 rentable square
                           feet of floor 47 (load factor 1.0986) (the
                           "Premises"), as more particularly identified on Exhibit A attached hereto, together with such appurtenances thereto as are expressly described herein. The terms of this Sublease shall be adjusted to the extent that final measurements vary from this square footage.

Building:                  That certain building commonly known as the First
                           Interstate Center, located at 999 Third Avenue,
                           Seattle, Washington, together with all landscaping, common areas, parking areas, and other appurtenant improvements and rights.

Permitted
Uses: Subject to the provisions of Section 13.01 of the Master Lease, Sublessee shall use the Premises only for executive office suites, computer programming and related administrative uses. As Sublessor's willingness to enter into this Sublease with Sublessee was predicated, in part, on the nature of Sublessee's business, and the compatibility of

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
                           such business with other tenants in the Building, Sublessee shall not use or permit the use of the Premises for any other business, or purpose, or under any other name, without Sublessor's prior written consent, which may be withheld in Sublessor's sole discretion. Sublessee shall promptly comply, at its sole cost and expense, with regulations relating to the use of the Premises, Building and Common Areas as Sublessor may from time to time promulgate. Sublessee shall maintain the Premises in a clean, orderly and neat fashion to conform with the high standards of the Building, permitting no odors to be emitted from the Premises and shall neither commit waste nor permit any waste to be committed thereon. Sublessee shall not permit any accumulation of trash on or about the Premises. Sublessee shall not create or contribute to the creation of a nuisance in either the Premises or the Building, and Sublessee shall not engage in or permit any action that will disturb the quiet enjoyment of any other tenant in the Building.

Parking
Spaces: Sublessee shall be entitled to six (6) covered spaces pursuant to Section 1.03 of the Master Lease, subject to the rates, restrictions and limitations set forth in the Master Lease.

Base Rent:                 Annual base rent is $21.00 per rentable square
                           foot. Monthly Base Rent for the period June 1, 1997 through December 31, 1997 is $21,129.50; provided, that Monthly Base Rent for June and July 1997 shall be reduced by $7,166.00 to $13,963.50. Monthly
                           Base Rent for the balance of the Term is $23,591.75.

Security
Deposit: Sublessee shall pledge to Sublessor during the Term hereof a certificate of deposit in the amount of $300,000.00.

Sublessee's
Share; Base
Services
Year: 1.4759% (based on an agreed 13,481 rentable square feet in the Premises and an agreed 913,400 rentable square feet in the Building). 1997 Base Year

Term:                      Term Commencement Date to Expiration Date.

Term
Commencement
Date:                      June 1, 1997

Rent
Commencement
Date:                      June 1, 1997

Expiration
Date: September 18, 2003, not to go past the last day of the Initial Term for the Master Premises set forth in the Master Lease in any event.

Brokers:                   Flinn Ferguson


         2.       SUBLEASE.

                  2.1 Premises. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, upon all of the terms, covenants and conditions in this Sublease. The Premises shall be delivered to Sublessee in "as is" condition.

                           2.1.1 Delivery Date. The Premises shall be delivered
to Sublessee on the Term Commencement Date.

                           2.1.2 Tenant Improvement Allowance; Sublessee's Work
Letter. Sublessor shall provide an allowance of $4.00 per rentable square foot ("Allowance") for Sublessee's tenant improvements and/or cabling in the Premises. The Allowance represents Sublessor's total contribution for work applicable to the Premises, and to the extent such costs exceed the Allowance, Sublessee shall be solely responsible for all additional costs. All of Sublessee's alterations of the Premises, and disbursement of the Allowance, shall be governed by the terms of Sublessee's Work Letter attached as Exhibit C.

                           2.1.3 Build-Out. Sublessee acknowledges and agrees
that Sublessor has no construction obligations whatsoever with respect to the improvement of the Premises for Sublessee's use and occupancy. In connection with any improvement or alteration of the Premises proposed or undertaken by Sublessee, Sublessee agrees

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
that it shall construct its improvements or alterations in accordance with the further terms of this Sublease and Sublessee's Work Letter and with strict adherence to the plans and specifications therefor, which plans and specifications shall be prepared by Sublessee at its sole cost and expense and shall, together with Sublessee's architect and contractor, be subject to Sublessor's and Master Lessor's prior written approval, which approval may be withheld or conditioned as provided in the Master Lease. Sublessee shall provide to Sublessor copies of all plans, drawings and specifications for any proposed tenant improvements prior to the commencement of any work. All structural and mechanical Alterations shall require Sublessor's and Master Lessor's express prior written approval.

                  2.1.4 Furniture. Sublessor will sell to Sublessee, for $77,000.00, payable $1,000.00 per month with Monthly Base Rent, the furniture listed on Exhibit D attached, located in the Premises on the Term Commencement Date. The purchase price for the furniture may be prepaid in full at any time. The sale of the furniture shall be as is/where is, without warranty of any kind and shall be evidenced by Sublessor's Bill of Sale to Sublessee in the form attached as Exhibit E delivered on payment in full of the purchase price for the furniture. Prior to payment in full of the purchase price for the furniture, if Sublessee is in default of this Sublease, it shall not have the right to possession of such furniture during the continuance of the default, and all such furniture shall remain the property of Sublessor, to be surrendered in good condition at the expiration or earlier termination of this Sublease.

            2.2 Common Area. Sublessee shall have, as appurtenant to the Premises and subject to limitations set forth in the Master Lease and in all rules and regulations from time to time made by Master Lessor, the non-exclusive right to use all "Common Areas," as defined in the Master Lease and the means of ingress and egress provided to the Premises under the Master Lease, all subject to the limitations thereon as provided in the Master Lease.

            2.3 Sublease Subject to Master Lease. This Sublease is and shall be at all times subject and subordinate to all of the terms, covenants and conditions of the Master Lease and shall in all respects be limited and construed in a fashion consistent with the estate granted to Sublessor by Master Lessor pursuant to the Master Lease. Except as may be inconsistent with the terms hereof, and except with respect to the following provisions of the Master Lease, which are specifically excluded as provisions of this Sublease:

                  Section 1.03.1
                  Section 1.03.2
                  Section 1.03.4
                  Section 2.01
                  Section 2.02
                  Article III


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
                  Article IV
                  Article V
                  Article VII
                  Article XIV
                  Section 19.03
                  Section 21.04
                  Section 21.05
                  Section 27.01
                  Section 27.03
                  Article XXVIII
                  Article XXIX
                  Section 33.03
                  First Amendment
                  Second Amendment

all the terms, covenants and conditions contained in the Master Lease shall be applicable to this Sublease with the same force and effect as if Sublessor were the Master Lessor and Sublessee were the tenant thereunder; provided, that Sublessor shall have all rights against Sublessee as would be available to the Master Lessor against the tenant under the Master Lease if such breach were by the tenant thereunder; and provided, that incorporating such provisions herein shall not obligate Sublessor or be construed as causing Sublessor to assume or agree to perform any obligations assumed by Master Lessor under the Master Lease. Notwithstanding anything contained herein, the only services or rights to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Master Lease, and Sublessor shall exercise all commercially reasonable measures to assist Sublessee in obtaining such services and rights. Sublessee shall not commit or permit to be committed any act or omission which shall violate any terms, covenants or conditions of the Master Lease. Sublessee agrees that it shall promptly forward to Sublessor any and all notices or other communications received with regard to the Premises by Sublessee from the Master Lessor under the Master Lease. In the event that the Master Lease shall terminate for any reason other than (a) a breach of the Master Lease by Sublessor or (b) mutual agreement of Master Lessor and Sublessor, this Sublease shall also terminate and the parties hereunder shall have no further obligations or liabilities to each other; provided that any such termination shall not impair the rights of Sublessor under Section 0 hereof. Where any approval or consent of Master Lessor under the Master Lease shall be required for any act of Sublessee hereunder, obtaining the approval or consent of the Master Lessor shall be a condition to the right of Sublessee to undertake such act under this Sublease.


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
      3.    CONDITION OF PREMISES.

            3.1 Due Diligence Investigation. As of the date of this Sublease, Sublessee acknowledges that Sublessee has conducted or has had the opportunity to conduct a comprehensive investigation ("Due Diligence Investigation") of the Premises and all other matters which in Sublessee's judgment may affect the value or suitability of the Premises for Sublessee's purposes or which may influence Sublessee's willingness to enter this Sublease, including, without limitation, an inspection or examination of (i) the physical condition, size and configuration of the Premises, including access, parking, location or accessibility of utilities, the condition of the improvements, the existence of any hazardous materials, soil or topographical conditions and earthquake preparedness; (ii) the Master Lease; (iii) title; (iv) taxes; (v) income and expense data; (vi) insurance costs; (vii) permissible uses and zoning or development entitlement; (viii) any applicable covenants, conditions and restrictions; and (ix) compliance with any federal, state or local law, statute, rule or regulation now or hereafter in effect (including without limitation the Americans With Disabilities Act of 1990, 42 U.S.C. Sections 12101 et seq.).

            3.2 No Representations and Warranties. Sublessee acknowledges that Sublessor would not sublease the Premises except on an "as is" basis, and agrees that (i) Sublessee accepts the Premises "as is"; (ii) neither Sublessor nor any of its officers, agents, employees or representatives has made any representations or warranties of any kind or nature, whether express or implied, with respect to the Premises or any of the matters relating thereto (including without limitation the matters referred to in Section 0 above); (iii) Sublessee is relying solely on Sublessee's own Due Diligence Investigation; and (iv) neither Sublessor nor Master Lessor (except as expressly provided in the Master Lease) shall be required to perform any work of construction, alteration, repair or maintenance of or to the Premises. If Sublessor obtains or has obtained or provides to Sublessee any services, opinions, or work product of surveyors, architects, soil engineers, environmental auditors, engineers, title insurance companies, governmental authorities or any other person or entity with respect to the Premises, Sublessee and Sublessor agree that Sublessor does so only for the convenience of the parties, Sublessor does not vouch for the accuracy or completeness of any such items and the reliance of Sublessee upon any such items shall not create or give rise to any liability of or against Sublessor.

            3.3 Release. Sublessee hereby fully releases and discharges Sublessor, and its officers, directors, employees and agents, from and relinquishes all rights, claims and actions that Sublessee may have against Sublessor, or its officers, directors, employees or agents, which arise out of or are in any way connected with the Premises or any matters related thereto, including but not limited to the matters referred to in Section 0


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
above. This release applies to all described rights, claims, and actions, whether known or unknown, foreseen or unforeseen, present or future, except for future conduct of Sublessor; provided, that Sublessor will make commercially reasonable efforts to cooperate with Sublessee to cause Master Lessor to resolve any issues that arise with respect to the Premises during the term of this Sublease.

      4.    TERM AND SURRENDER.

            4.1 Term. The Term of this Sublease shall commence upon the Term Commencement Date specified in the Basic Sublease Information and shall expire on the Expiration Date specified in the Basic Sublease Information. All obligations of Sublessee hereunder shall commence on the Term Commencement Date.

            4.2 Surrender. Upon the expiration or earlier termination of the Term of this Sublease, Sublessee shall surrender the Premises, together with any personal property therein belonging to Sublessor, and any Alterations (as defined in Section 0 hereof) made thereto (other than any such Alterations which Sublessee is required to remove as set forth in Section 0 hereof), broom clean and free of debris, and in good working order, repair and condition, except for reasonable wear and tear, and in such a condition that Sublessor can tender the Premises to Master Lessor on September 18, 2003 in full compliance with the Master Lease. All furniture, trade fixtures and other personal property belonging to Sublessee shall be removed from the Premises on or before such expiration or earlier termination, if such removal can be undertaken without material damage to the Premises, and Sublessee shall immediately repair any damage resulting from such removal. In no event shall HVAC equipment, plumbing or sprinkler system components, air lines, power panels, electrical distribution systems, lighting fixtures or any other component from any building system be removed from the Premises unless such removal is required under the Master Lease.

            4.3 Holding Over Prohibited. Sublessee shall not remain in possession of the Premises or any part thereof after the expiration of the Term hereof. Any such occupancy shall constitute a trespass, and Sublessee shall be liable to Sublessor for any and all claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses) incurred by Sublessor and arising out of Sublessee's failure to timely surrender the Premises in accordance with the requirements of this Sublease (including all liability Sublessor may have over to Master Lessor).

      5.    RENT; SECURITY DEPOSIT.

            5.1 Definition. As used in this Sublease, the term "Rent" shall include: (i) the Monthly Base Rent; and (ii) all other amounts which Sublessee is obligated to pay under the terms of this Sublease.


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
            5.2 Payment. Commencing on the Rent Commencement Date and continuing on the first day of each month thereafter during the Term hereof, Sublessee shall pay to Sublessor the Monthly Base Rent in advance. Rent for any portion of a month shall be prorated on the basis of a thirty (30) day month. It is the intention of the parties hereto that, except as expressly provided herein, this Sublease shall not be terminable for any reason by Sublessee, and, except as expressly provided in this Sublease or in the Master Lease, Sublessee shall in no event be entitled to any abatement of or reduction in rent payable under this Sublease. All Rent payable hereunder shall be paid in lawful money of the United States and without prior notice or demand, deduction or offset for any cause whatsoever. Sublessee's obligation to pay Rent is independent of the status of completion of tenant improvements, for which Sublessor has no responsibility.

            5.3 Late Charge and Interest. Sublessee acknowledges that its late payment of Rent will cause Sublessor to incur certain costs and expenses not contemplated by this Sublease, including without limitation administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult or impractical to fix. Accordingly, if any installment of Rent is not paid within ten (10) days after the date such Rent is due, Sublessee shall pay to Sublessor, in addition to the installment of Rent then owing, a late payment charge equal to five percent (5%) of the amount of the delinquent installment, regardless of whether a notice of default or notice of termination has been given by Sublessor. The parties agree that this late charge represents a reasonable estimate of the costs and expenses incurred by Sublessor from, and is fair compensation to Sublessor for its loss suffered by, such nonpayment by Sublessee. In addition to the five (5%) late charge, any Rent or other amounts owing under this Sublease which are not paid within ten (10) days after the date they are due shall thereafter bear interest at the rate which is the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law ("Interest Rate"). Nothing in this Section shall relieve Sublessee of its obligation to pay any Rent at the time and in the manner provided by this Sublease or constitute a waiver of any default of Sublessee with regard to any nonpayment of Rent.

      5.4 Security Deposit. Sublessee has pledged to and deposited with Sublessor a certificate of deposit in the amount of Three Hundred Thousand Dollars ($300,000.00) as security for the full and faithful performance of every provision of this Sublease to be performed by Sublessee. If Sublessee defaults with respect to any monetary or any material nonmonetary provision of this Sublease, including, without limitation, the provisions relating to the payment of rent, the repair of damage to the Premises and/or cleaning the Premises upon termination of this Sublease, Sublessor may use, apply or retain the security deposit to cover (i) any rent or other sum in default, (ii) the cost of repair of any damage to the Premises beyond normal wear and tear, (iii) the


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
cost of any cleaning beyond normal wear and tear or (iv) any other amount which Sublessor may spend or become obligated to spend by reason of Sublessee's default or to compensate Sublessor for any other loss or damage which Sublessor may suffer by reason of Sublessee's default to the full extent permitted by law; provided, that the amount of this security deposit does not limit or cap Sublessee's liability in the event of default. If any portion of this deposit is so used, applied or retained, Sublessee shall, within ten (10) days after written demand, deposit cash with Sublessor in an amount sufficient to restore the security deposit and Sublessee's failure to do so shall be a material default and breach of this Sublease. So long as Sublessee is not in default hereunder, Sublessor shall be required to keep any security deposit separate from its general funds, and Sublessee shall be entitled to interest on the security deposit. If Sublessee shall fully and faithfully perform every provision of this Sublease to be performed by it, the security deposit shall be reduced as follows:

            After 18 months         $250,000.00
            36 months               $200,000.00
            54 months               $150,000.00
            92 months               $100,000.00

and balance thereof shall be returned to Sublessee or to the last assignee of Sublessee's interest hereunder at the expiration of the Sublease Term. Following a default by Sublessee that does not result in termination of this Sublease, Sublessee shall restore the security deposit to $300,000.00 for the balance of the Term hereof.

      6.    UTILITIES AND SERVICES.

            6.1 Master Lessor to Provide Utilities and Services. Pursuant to the Master Lease, Master Lessor is required to provide standard office building utilities and services to the Premises, during normal business hours (as detailed in the Master Lease). As to services and utilities not Master Lessor's responsibility under the Master Lease, Sublessee shall arrange for, and procure all facilities necessary for the provision to the Premises of, all other services and utilities desired by Sublessee, including without limitation, telephone services for the Premises. Sublessee shall make payment for any utilities and services obtained by it directly to the person or entity supplying such services.

            6.2 Special or Excess Usage. Pursuant to the Master Lease, the tenant may request services and utilities in excess of those that are the Master Lessor's responsibility thereunder. If Sublessee orders any such excess services or utilities from Master Lessor, Sublessee shall advise Sublessor of the amount and times of such additional services and utilities so that Sublessor may apportion to Sublessee invoiced amounts periodically received from Master Lessor relating to the Master Premises, or alternatively,


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
Sublessee shall arrange with Master Lessor for the directly billing to Sublessee of the charges relating to Sublessee's excess usage.

            6.3 Nonliability. Unless caused by Sublessor, Sublessor shall not be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated (except as provided below) by reason of, the interruption of use of the Premises as a result of any failure to furnish or delay in furnishing any utilities or services or the failure of the Master Lessor to properly maintain the Premises, Master Premises, Building or any Common Areas under the Master Lease, as provided in Section 0 below. To the extent that the Master Lessor is required to provide services and utilities to the Master Premises, Building or to properly maintain the Premises, Master Premises, Building or Common Areas, under the terms of the Master Lease, Sublessee acknowledges that Sublessor shall be under no obligation to provide any such services and utilities or maintenance. Sublessor, upon written notice by Sublessee, shall diligently attempt to enforce all obligations of Master Lessor under the Master Lease, provided that Sublessor shall not be required to initiate or otherwise participate in any legal action in connection with such enforcement. If Sublessor is prevented from performing any of its obligations under this Sublease by a breach by Master Lessor of the Master Lease, then Sublessor's sole obligation under this Sublease shall be to cooperate with Sublessee, at Sublessee's sole cost and expense, in pursuing the correction or cure of Master Lessor's default and in enforcing the terms of the Master Lease; provided, that neither Sublessor nor Sublessee shall be obligated to pursue legal action against Master Lessor. Except for claims, costs or damages for which Sublessor is responsible pursuant to Section 16.2, Sublessor shall not be liable for any claims, costs or damages, including without limitation, loss or injury to person or property, and Sublessee shall not be entitled to any reduction or abatement of rent or other charges hereunder, on account of any failure of Master Lessor to perform its obligations under the Master Lease, except that Rent payable hereunder shall be abated in an amount equal to Sublessee's pro rata share of any actual abatement of rent or other charges payable under the Master Lease as a result of Master Lessor's failure to so perform.

In the event that Master Lessor breaches its obligations under the Master lease as made applicable to this Sublease pursuant to Section 2.3, and Master Lessor fails to cure said breach within the time provided by the Master Lease, then, unless the breach is caused or instigated by Sublessor, Sublessee's sole remedy shall be to enforce the rights that would be available to the Sublessor as tenant under the Master Lease against Master Lessor as derived under this Sublease.


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
      7.    OPERATING EXPENSES; PERSONAL PROPERTY TAXES.

            7.1 Sublessee to Pay Operating Expenses. Commencing on January 1, 1998, Sublessee hereby agrees to reimburse Sublessor for Sublessee's Share (as defined in the Basic Sublease Information) of the cost of services and utilities (as set forth in Article IX of the Master Lease)("Operating Expenses") incurred after 1997 that are in excess of such expenses in the 1997 Base Services Year. To give effect to this Section 0, the parties agree that Sublessor shall collect payments from Sublessee for Sublessee's Share of all increases in Operating Expenses in the same manner as Master Lessor collects the Estimated Costs Allocable to the Premises from Sublessor pursuant to Article IX of the Master Lease, except that (i) Sublessee acknowledges that Master Lessor, and not Sublessor, shall have control over all books and records relating to Operating Expenses, and (ii) Sublessor shall promptly forward statements received by Sublessor from Master Lessor relating to Operating Expenses, and Sublessee shall pay all amounts due from it within ten (10) days after receipt of Sublessor's invoiced amount.

            7.2 Personal Property Taxes. Sublessee shall pay prior to delinquency any and all taxes and assessments against and levied upon trade fixtures, furnishings, equipment, and personal property contained in the Premises. Whenever possible, Sublessee shall cause such items to be assessed and billed separately from the real property portion of the Premises. Sublessee shall be responsible for any taxes and assessments attributable to any such items assessed against the real property portion of the Premises.

      8.    USE; COMPLIANCE WITH LAWS; PERMITS.

            8.1 Use. The Premises are to be used for the Permitted Use specified in the Basic Sublease Information, and for no other purpose or business.

            8.2 Compliance with Law; Prohibited Activities. Sublessee shall observe and comply with the requirements of all covenants, conditions and restrictions of record regarding the Premises and all federal, state and local laws, statutes, rule and regulations now or hereafter in effect ("Laws"), including but not limited to the Americans with Disabilities Act of 1990, 42 U.S.C. Sections 12101 et seq., which apply to the Premises or the use or occupancy thereof by Sublessee, including but not limited to the obligation to alter, maintain, repair, improve or restore the Premises, and all parts thereof structural and otherwise, in compliance and conformity with all such Laws. Sublessee shall not (i) commit, or suffer to be committed or exist, on the Premises any waste, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building or Master Premises; or (ii) do or permit to be done in or about the Premises, or bring or keep anything therein, which will in any way increase the existing rate, or cause the cancellation, of the all risk fire insurance on the Master Premises or the Building.

            8.3 Permits and Licenses. Sublessee shall apply for and obtain, at its sole expense, all permits, licenses, consents, permissions or other approvals of any governmental or quasi-governmental authorities which may be required in order that Sublessee may do any of the things that Sublessee is required or permitted to do under the provisions of this Sublease. Sublessor agrees that in all such cases, whenever reasonably requested by Sublessee, Sublessor shall cooperate with Sublessee in obtaining such permits, licenses, consents, permissions and other approvals, provided that Sublessor shall not be required to incur any cost or expense as a result of such cooperation.

      9.    ASSIGNMENT AND SUBLETTING.

            9.1 Sublessor's and Master Lessor's Consent to Assignment and Subletting Required. Sublessee shall not assign or sublease any portion of the Premises without the prior written consent of Sublessor and Master Lessor, which shall not be unreasonably withheld or delayed, and subject to the provisions of
Article V of the Master Lease. If Sublessee should attempt to make any assignment or subletting of this Sublease other than in compliance with this section, then Sublessor may, in its sole discretion, terminate this Sublease in its entirety upon written notice thereof to Sublessee.

            9.2 Consideration to Sublessor. In the event of any subsequent assignment or sublease, Sublessor shall be entitled to receive, as additional rent, one-half (1/2) of any consideration, paid by the assignee or subtenant for the assignment or sublease and one-half (1/2) of the excess of the amount of rent paid for the sublet or assigned space by the subtenant or assignee over the applicable amount of Monthly Base Rent, net of transaction costs, which are the cost of usual and customary tenant improvements, brokerage commissions and down time to secure a new tenant. Upon Sublessor's request, Sublessee shall assign to Sublessor all amounts to be paid to Sublessee by the assignee or subtenant and shall direct such assignee or subtenant to pay the same directly to Sublessor. If there is more than one subsequent sublease under this Sublease, the amounts (if any) to be paid by Sublessee to Sublessor pursuant to the preceding sentence shall be separately calculated for each sublease and amounts due Sublessor with regard to any one subsequent sublease may not be offset against rental and other consideration pertaining due under any other subsequent sublease.

With regard to an approved assignment or subletting, Sublessee acknowledges that Sublessor's agreement to deal directly with the assignee or subtenant with regard to such party's occupancy of the Premises and the administration of the Sublease, without requiring Sublessee to monitor or become directly involved in such matters, constitutes appropriate and acceptable consideration for the capture by Sublessor of any rent or consideration paid by the assignee or subtenant in excess of that required to be paid by

Sublessor under the Sublease.

      10. ALTERATIONS. The initial alterations to the Premises shall be undertaken pursuant to Section 2.1.2 hereof. Sublessee shall not make or suffer to be made any subsequent alterations, additions or improvements (collectively "Alterations") in, on, or to the Premises without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, nor without the prior written consent of Master Lessor, if and to the extent required by the Master Lease. Construction of all permitted Alterations must be in compliance with the provisions of the Master Lease applicable thereto, including but not limited to the procurement of insurance and bonds. Any Alterations in, on or to the Premises that Sublessee desires to undertake shall be presented to Sublessor in written form, with proposed detailed plans. Sublessor shall have thirty (30) days after receipt of Sublessee's plans, to notify Sublessee in writing whether it approves or disapproves said plans. If Sublessor disapproves Sublessee's plans, it shall set forth with specificity and detail the objections it has to the same, and the changes that are needed to make such work acceptable to Sublessor. Sublessor may condition its consent to any Alteration upon the requirement that Sublessee, at Sublessee's sole cost and expense, obtain builder's risk insurance or self-insure with regard to such Alteration, and/or provide to Sublessor a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alterations. Sublessee shall reimburse Sublessor for all actual and reasonable costs incurred by Sublessor in reviewing Sublessee's plans for any proposed Alteration after the initial build out of its space. Sublessee shall pay promptly for all work done by it or upon its order. Except as specifically set forth herein, any Alterations Sublessee may be required or permitted to make shall be made by Sublessee at Sublessee's sole cost and expense (including, without limitation, all costs of complying with the Americans with Disabilities Act, whether or not such compliance requires structural improvements), and Sublessee shall notify Sublessor and Master Lessor in advance of the commencement of any such work so that each of them may, at each of their sole options, post appropriate notices of nonresponsibility. All Alterations shall be made under the supervision of a competent architect or licensed structural engineer, in a good and workmanlike manner and in accordance with any plans approved by Sublessor and Master Lessor and all applicable laws and all requirements of the Master Lease. Before commencement of any Alteration, Sublessee shall provide to Sublessor a copy of the building permit for such work and a list of all contractors or subcontractors to be used. Upon completion of such Alteration, Sublessee shall timely and properly record a Notice of Completion in the county recorder's office for the county in which the Premises are located. Upon the expiration or sooner termination of this Sublease and upon written demand by Sublessor, Sublessee shall, at Sublessee's sole cost and expense, immediately and with all due diligence: (i) remove any Alterations made or paid for by Sublessee; and (ii) repair and restore the Premises to its original condition, reasonable wear and tear excepted. Any Alteration not so requested to be removed by Sublessor, and any furnishing, trade fixtures or other personal property of Sublessee which cannot be removed from the Premises without material damage thereto, shall become a part of the Premises and the property of Sublessor (or Master Lessor, to the extent so provided in the Master Lease) upon expiration or sooner termination of this Sublease and shall remain on and be surrendered with the Premises.

            11. REPAIRS AND MAINTENANCE. Except to the extent that Master Lessor shall be obligated to maintain, repair or replace the same under the Master Lease, Sublessee shall, at Sublessee's sole expense, keep, maintain, repair and replace all of the Premises to the same extent as the tenant under the Master Lease is so obligated. In addition, Sublessee shall, at Sublessee's sole expense, immediately repair any Common Areas or elements of the Building damaged by Sublessee or Sublessee's agents, employees, licensees, invitees and visitors. All maintenance, repairs and replacement by Sublessee hereunder shall be undertaken in accordance with, and shall be governed by, the requirements of
Section 0 above. Sublessee acknowledges that Sublessor is under no duty to make any repairs or improvements to the Premises, and Sublessee hereby waives the benefit of any statute or principal of law or equity, now or hereinafter in effect, which would afford Sublessee the right to make repairs at Sublessor's expense or to terminate this Sublease because of Sublessor's failure to keep the Premises in good order, condition and repair.

      12. INSURANCE. During the Term, Sublessee shall procure and maintain, at its sole cost and expense, in full force and effect the policies of insurance described below. Each policy of insurance required to be maintained by Sublessee hereunder shall be issued by an insurance company authorized to do business in the State of Washington, with a rating classification of at least an A-, Class VIII status as rated from time to time in the most current edition of Best's Insurance Reports and shall provide for only such deductibles as are reasonably acceptable to Sublessor. Such policies shall be primary and non-contributing and shall name Sublessor (and Master Lessor, to the extent required by the Master Lease) as an additional named insured.

            12.1 Property. A policy or policies of all risk property, fire, and extended coverage insurance covering any and all personal property, improvements, Alterations and betterments placed in the Premises by Sublessee, including without limitation, coverage of vandalism and malicious mischief, boilers and machinery, an inflation endorsement, and a sprinkler leakage endorsement, in an amount equal to one hundred percent (100%) of the full insurance replacement value of such personal property, improvements, Alterations and betterments.

            12.2 Liability. A policy or policies of comprehensive general liability insurance, in the form customary to the locality in which the Premises are located, insuring Sublessee's activities and those of Sublessee's officers, employees, agents, servants, licensees, subtenants, concessionaires, contractors and invitees with respect to the Premises against loss, damage or liability for injury or death of any person or loss or damage to property occurring on the Premises or as a result of occupancy or use of the Premises and contractual liability coverage for obligations assumed under this Sublease (including without limitation the indemnity provisions of Section 0 below), with a limit of not less than Three Million Dollars ($3,000,000) per occurrence for injury to any number of persons and/or property damage in any one occurrence. The adequacy of the coverage afforded by such insurance shall be subject to review by Sublessor from time to time, and, if it appears in such review that a prudent business person in the area operating a similar business to that operated by the Sublessee on the Premises would increase the limits of such insurance, Sublessee shall effect such increases within thirty (30) says of receipt of notice from Sublessor requesting such increase.

            12.3 Other Insurance. Sublessee shall also keep in full force and effect during the Term (a) insurance payable to Sublessor against loss of Rent in case of fire or other casualty, in an amount at least equal to the amount of Rent payable by Sublessee during the one (1) year next ensuing, and (b) workers' compensation insurance in amounts required by applicable law and employer's liability insurance in an amount equal to Five Hundred Thousand Dollars ($500,000) per injury or illness.

            12.4 Waiver of Subrogation. Any policy or policies of insurance which either party obtains in connection with the Premises shall, to the extent the same can be obtained without undue expense, include a clause or endorsement denying the insurer any rights of subrogation against the other party (and with respect to insurance obtained by Sublessee, against Master Lessor) to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Sublessee and Sublessor waive any rights of recovery against the other (and, in the case of Sublessee, against Master Lessor) for injury or loss due to hazards covered by insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

            12.5 Insurance Certificates. On or before the Term Commencement Date (and from time to time, no later than thirty (30) days prior to the expiration of each insurance policy) Sublessee shall furnish to Sublessor a certificate of insurance issued by the insurance carrier of each policy of insurance carried by Sublessee pursuant hereto. Such certificates of insurance shall reflect that Sublessor (and Master Lessor, if required by the Master Lease) is an additional named insured; and that such insurance policies shall not be cancelable, subject to reduction of coverage or any other material amendment without a minimum of thirty (30) days prior written notice to Sublessor and any other additional named insureds.

      13.   DAMAGE AND DESTRUCTION.

            13.1 Termination of Master Lease. If as a result of any damage or destruction, the Master Lease terminates as to all or any portion of the Premises or Master Lessor, Sublessor and Sublessee either mutually agree or Master Lessor alone or Sublessor with Sublessee's consent exercise any option either may have to terminate the Master Lease as to all or any portion of the Premises, this Sublease shall terminate to the same extent as of the date of such termination of the Master Lease.

            13.2 Continuation of Sublease; Reconstruction. If this Sublease is not terminated following any damage or destruction as provided above, this Sublease shall remain in full force and effect and Master Lessor shall repair, restore or rebuild the Premises in the manner provided in the Master Lease.

            13.3 Rent Abatement. Rent due and payable hereunder shall be abated proportionately, but only if there is an abatement of rent under the Master Lease (such abatement hereunder being equal to Sublessee's pro rata share of any abatement under the Master Lease), during any period in which, by reason of any such damage or destruction, Sublessor reasonably determines that there is substantial interference with the operation of Sublessee's business in the Premises, having regard to the extent to which Sublessee may be required to discontinue its business in the Premises.

            13.4 Waiver. With respect to any destruction which Master Lessor is obligated to repair or may elect to repair under the terms of the Master Lease, Sublessee hereby waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law to tenants, except as expressly otherwise provided herein.

      14.   EMINENT DOMAIN.

            14.1 Termination of Master Lease. If as a result of any condemnation by eminent domain, inverse condemnation or sale in lieu of condemnation, for any public or a quasi-public use or purpose ("Condemned" or "Condemnation"), the Master Lease terminates as to all or any portion of the Premises or Master Lessor, Sublessor and Sublessee either mutually agree or Master Lessor alone or Sublessor with Sublessee's consent exercise any option either may have to terminate the Master Lease as to all or a portion of the Premises, this Sublease shall terminate to the same extent as of the date of the termination of the Master Lease.

            14.2 Partial Condemnation. If this Sublease is not terminated following any such Condemnation as set forth above, this Sublease shall remain in full force and effect and Master

Lessor shall repair, restore or rebuild the Premises in the manner provided in the Master Lease. After the date of such title vesting, the Monthly Base Rent shall be reduced pursuant to Section 22.03 of the Master Lease.

            14.3 Sublessee's Award. The entire Condemnation award shall belong solely to Sublessor or Master Lessor, as the case may be. Notwithstanding the foregoing, Sublessee shall have the right to recover from the condemning authority, but not from Sublessor or Master Lessor, such compensation as may be separately awarded to Sublessee (as opposed to any award to Sublessor or Master Lessor) in connection with the costs of moving Sublessee's personal property, fixtures, and leasehold improvements owned by Sublessee (as opposed to the improvements owned by Sublessor or Master Lessor) to a new location.

            14.4 Notice and Execution. Sublessor shall, immediately upon service of process in connection with any condemnation or potential condemnation, give Sublessee notice in writing thereof. Sublessee shall immediately execute and deliver to the Sublessor all instruments that may be required to effectuate the provisions of this Section.

      15.   DEFAULT.

            15.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" on the part of Sublessee with or without notice from Sublessor (except as required by Section 0 below):

                  15.1.1 Abandonment. Sublessee's abandonment of the Premises;

                  15.1.2 Payment. Sublessee's failure to pay any installment of Rent on or before five (5) days after receipt of written notice that payment is due, which notice may be given on or after five (5) days after the payment is due;

                  15.1.3 Performance. Sublessee's failure to perform any of Sublessee's covenants, agreements or obligations hereunder (other than the nonpayment of Rent which shall be governed by Section 0 above) on or before thirty (30) days after written notice thereof from Sublessor;

                  15.1.4 Assignment. A general assignment by Sublessee for the benefit of creditors;

                  15.1.5 Bankruptcy. The filing of a voluntary petition by Sublessee, or the filing of an involuntary petition by any of Sublessee's creditors seeking the rehabilitation, liquidation or reorganization of Sublessee under any law relating to bankruptcy, insolvency or other relief of debtors;

                  15.1.6 Receivership. The appointment of a receiver or other custodian to take possession of substantially all of Sublessee's assets or of this leasehold;

                  15.1.7 Insolvency, Dissolution, Etc. Sublessee shall become insolvent or unable to pay its debts, or shall fail generally to pay its debts as they become due; or any court shall enter a decree or order directing the winding up or liquidation of Sublessee or of substantially all of its assets; or Sublessee shall take any action toward the dissolution or winding up of its affairs or the cessation or suspension of its use of the Premises; or

                  15.1.8 Attachment. Attachment, execution or other judicial seizure of substantially all of Sublessee's assets or this leasehold.

            15.2 Sublessor's Remedies.

                  15.2.1 Abandonment. If Sublessee vacates or abandons the Premises, this Sublease shall continue in effect unless and until terminated by Sublessor in writing, and Sublessor shall have all of the rights and remedies provided by law for the enforcement of this Sublease.

                  15.2.2 Termination. Following the occurrence of any Event of Default, Sublessor shall have the right, so long as the default continues, to terminate this Sublease by written notice to Sublessee setting forth: (i) the default; (ii) the requirements to cure it; and (iii) a demand for possession, which shall be effective three (3) days after it is given. Sublessor shall not be deemed to have terminated this Sublease other than by delivering written notice of termination to Sublessee.

                  15.2.3 Possession. Following termination of the Sublease, without prejudice to any other remedies Sublessor may have by reason of Sublessee's default or of such termination, Sublessor may then or at any time thereafter (i) peaceably reenter the Premises, or any part thereof, upon voluntary surrender by Sublessee, or, expel or remove Sublessee and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess and enjoy the Premises, or relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term), at such rental or rentals and upon such other terms and conditions as Sublessor in Sublessor's sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property from the Premises.

                  15.2.4 Recovery. Following termination of the Sublease, Sublessor shall have all the rights and remedies a landlord is entitled to at law and in equity, including the right to recover from Sublessee the following:
(i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination, less the rent, if any, that would have been earned if Sublessor had relet the Premises in a commercially reasonable manner;
(ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Sublessee proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Sublessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Sublessor for all detriment proximately caused by Sublessee's failure to perform Sublessee's obligations under the Sublease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (i) and (ii) of this subsection, shall be computed by allowing interest at the Interest Rate set forth in Section 0 above. The "worth at the time of the award" of the amount referred to in (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Interest shall accrue on any award calculated from the date the rent was due for each month at 18% per annum.

                  15.2.5 Other. If Sublessee causes or threatens to cause a breach of any of the covenants, terms or conditions contained in this Sublease, Sublessor shall be entitled to retain all sums held by Sublessor, any trustee or in any account provided for herein, to enjoin such breach or threatened breach, and to invoke any remedy allowed at law, in equity, by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this Sublease.

                  15.2.6 Cumulative. Each right and remedy of Sublessor and Sublessee provided for in this Sublease shall be cumulative and shall be in addition to every other right or remedy provided for now or hereafter existing at law, in equity, by statute or otherwise. The exercise or beginning of the exercise by Sublessor of any one or more of the rights or remedies provided for in this Sublease, or now or hereafter existing at law, in equity, by statute, or otherwise, shall not preclude the simultaneous or later exercise by Sublessor of any or all other rights or remedies provided for in this Sublease or now or hereafter existing at law, in equity, by statute, or otherwise.

                  15.2.7 No Waiver. No failure by Sublessor or Sublessee to insist upon the strict performance of any term hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of rent during the continuance of any such breach shall constitute a waiver of any such breach or of any such term. Efforts by Sublessor or Sublessee to mitigate the damages caused by Sublessee's or Sublessor's breach of this Sublease shall not be construed to be a waiver of Sublessor's or Sublessee's right to recover damages under this Section.

                  15.2.8 Sublessor's Right to Perform. Upon Sublessee's failure to perform any obligation of Sublessee hereunder, including, without limitation, payment of Sublessee's insurance premiums and charges of contractors who have supplied materials or labor to the Premises, Sublessor shall have the right, but not the obligation, to perform such obligations of Sublessee on behalf of Sublessee and/or to make payment on behalf of Sublessee to such parties. Upon demand, Sublessee shall reimburse Sublessor for the cost of Sublessor's performing such obligations on Sublessee's behalf, including, without limitation, reimbursement of any amounts that may be expended by Sublessor and Sublessor's reasonable attorneys' fees, plus interest at the Interest Rate set forth in Section 0 above, from the date of any such expenditure until the same is repaid.

                  15.2.9 Additional Remedies. In addition to the foregoing remedies and so long as this Sublease is not terminated, Sublessor shall have the right to maintain or improve the Premises without terminating this Sublease, to incur commercially reasonable expenses on behalf of Sublessee in seeking a subtenant or assignee, including, without limitation, brokers' commissions, expenses of remodeling the Premises, and other inducements Sublessor determines are necessary, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Sublessor's costs in so doing, including reasonable attorneys' fees, with interest at the Interest Rate set forth in Section 0 above from the date of such expenditure until the same is repaid.

                  15.2.10 Additional Rent. For purposes of any unlawful detainer action by Sublessor against Sublessee, Sublessor shall be entitled to recover as Rent not only such sums specified as the Monthly Base Rent which may then be overdue, but also any and all additional sums of money as may then be overdue.

                  15.2.11 Indemnification. Sublessor's exercise of any one or more of the remedies set forth in this Section shall not affect the rights of Sublessor or the obligations of Sublessee under the indemnification set forth in
Section 0 hereof.

                  15.2.12 After Default. Sublessor shall be under no obligation to observe or perform any covenant of this Sublease on its part to be observed or performed which accrues after the date of any Event of Default, and for so long as the Event of Default continues.

            15.3 Sublessee's Remedies. In the event of a default by Sublessor hereunder, Sublessee shall have all remedies available to Sublessor as tenant pursuant to the Master Lease.

     16.   INDEMNIFICATION.

           16.1 Indemnification of Sublessor. Sublessee hereby releases and shall indemnify, defend with counsel acceptable to Sublessor, and hold Sublessor, and its officers, directors, employees and agents, harmless from and against any and all liabilities, penalties, losses, damages, costs and expenses, demands, causes of action, claims or judgments (including, without limitation, attorneys' fees and expenses) (collectively, "Claims") arising, claimed or incurred against or by Sublessor, or its officers, directors, employees or agents, from any matter or thing arising from (i) the use or occupancy of the Premises by Sublessee, or its officers, directors, employees, agents, licensees and invitees, the conduct of Sublessee's business, or from any activity, work or other thing done, permitted or suffered by Sublessee in or about the Premises; (ii) any accident, injury to or death of Sublessee and/or its officers, directors, employees, agents, invitees or licensees or any other person or loss of or damage to property of Sublessee or any such persons occurring on or about the Premises or any part thereof during the term hereof; (iii) any breach or default in the performance of any obligation on Sublessee's part to be performed under the terms of this Sublease; or (iv) the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof at the request of Sublessee, or its officers, directors, agents and employees; provided that Sublessee shall have no obligation to indemnify, defend and hold Sublessor harmless from and against any Claims resulting solely from the negligence or willful misconduct of Sublessor. Notwithstanding any provision hereof to the contrary, the indemnification provided in this Section shall survive any termination of this Sublease or expiration of the Term hereof. Sublessee shall give prompt notice to Sublessor in case of casualty or accidents known to Sublessee on or about the Premises.

           16.2 Indemnification of Sublessee. Sublessor hereby releases and shall indemnify, defend with counsel acceptable to Sublessee, and hold Sublessee, and its officers, directors, employees and agents, harmless from and against any and all Claims arising, claimed or incurred against or by Sublessee, or its officers, directors, employees or agents, arising from (i) acts or omissions of Sublessor; (ii) any accident, injury to or death of Sublessor and/or its officers, directors, employees, agents, invitees or licensees or any other person or loss of or damage to property of Sublessor or any such persons occurring on or about the premises or any part thereof during the term hereof; and (iii) any breach or default in the performance of any obligation on Sublessor's part to be performed under the terms of this Sublease; provided, that Sublessor shall have no obligation to indemnify, defend and hold Sublessee harmless from and against any Claims resulting solely from the negligence or willful misconduct of sublessee. Notwithstanding any provision hereof to the contrary, the indemnification provided in this Section shall survive any termination of this Sublease or expiration of the term hereof. Sublessor shall give prompt notice to Sublessee in case of casualty or accidents known to Sublessor on or about the Premises.

        17. BROKERAGE COMMISSION. Each party represents to the other that, except for Flinn Ferguson, whose commission shall be paid by Sublessor, no broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and such party with respect to such party, this Sublease or the Premises. Each party shall indemnify, defend and hold the other party harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, resulting from any claim for a fee or commission by any other broker or finder in connection with the Premises and this Sublease.

         18. GENERAL PROVISIONS.

             18.1 Notices. All notices or demands of any kind required or desired to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or by personal delivery, to the appropriate address indicated in the Basic Sublease Information, or at such other place or places as either Sublessor or Sublessee may, from time to time, designate in a written notice given to the other. Notices shall be deemed to be delivered four (4) days after the date of mailing thereof, or upon receipt.

             18.2 Entry by Sublessor. Sublessor and its authorized representatives shall have the right to enter the Premises at all reasonable times and upon reasonable notice (provided that in the event of an emergency, notice need not be given) for the purpose of inspecting the same or taking any action or doing any work permitted hereunder (but nothing herein contained in this Lease shall create or imply any duty on the part of Sublessor to make any such inspection or to take any such action or do any such work). No such entry shall constitute an eviction of Sublessee. In connection with any such entry, Sublessor will use reasonable efforts not to disrupt or interfere with the normal operation of Sublessee's business.

             18.3 Estoppel Certificates. Each party shall, from time to time upon not less than thirty (30) days prior written notice from the other execute, acknowledge and deliver to the other a statement in writing (a) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), and the date to which the Rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of the other hereunder, or specifying such defaults if any are claimed, and (c) setting forth the date of expiration of the term hereof.

             18.4 Liens. Sublessee covenants that it will not, during the Term hereof, suffer or permit any lien to be attached to or upon the Premises, or any portion thereof, by reason of any act or omission on the part of Sublessee, and hereby agrees to save and hold harmless Sublessor from or against any such lien or claim of lien. In the event any such lien does attach or any claim of lien is made against the Premises which may be occasioned by any act or omission upon the part of Sublessee, and shall not be released within thirty
(30) days after notice from Sublessor to Sublessee so to do, Sublessor in its sole discretion, except as provided below, may pay and discharge the same and remove any such lien from the Premises. Sublessee agrees to repay and reimburse Sublessor, upon demand, for any amount which may have been paid by Sublessor in discharging such lien, together with interest at the Interest Rate set forth in
Section 0 above from the date of the expenditure by Sublessor to the date of repayment by Sublessee.

             18.5 Time. Time is of the essence of this Sublease. If any date set forth for the performance of any obligation or for the delivery of any instrument or notice should be on a Saturday, Sunday or legal holiday, compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term "legal holiday" means any state or federal holiday for which financial institutions and post offices are generally closed in the State of Washington for observance thereof. Except as expressly provided to the contrary in this Sublease, all references to days shall mean calendar days.

             18.6 Entire Agreement. This Sublease contains all of the covenants, conditions and agreements between the parties concerning the Premises, and shall supersede all prior correspondence, agreements and understandings concerning the Premises, both oral and written. No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both Sublessor and Sublessee.

             18.7 Successors and Assigns. Subject to the provisions of this Sublease relating to assignment, mortgaging and subletting, this Sublease is intended to and does bind the heirs, executors, administrators, successors and assigns of any and all of the parties hereto.

             18.8 Authority. Each individual executing this Sublease on behalf of Sublessee represents and warrants that he or she is duly authorized to execute and deliver this Sublease on behalf of Sublessee, and that this Sublease is binding upon Sublessee in accordance with its terms.

             18.9 Exhibits. The exhibits attached hereto are made a part of this Sublease by this reference.

             18.10 Attorneys' Fees. If any party commences an action against the other party arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover from the losing party the cost and expenses of such action, including reasonable collection fees, attorneys' fees and court costs.

             18.11 Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the State of

Washington applicable to contracts to be performed in such State.

             18.12 Captions. All captions and headings in this Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.

             18.13 Master Lessor's Consent. This Sublease is condi- tioned upon Master Lessor's written approval of this Sublease in substantially the form attached hereto as Exhibit B, the form of which Sublessee hereby approves and agrees to execute and deliver. If for any reason Master Lessor does not so consent to this Sublease within the thirty (30) days after the full execution of this Sublease, then this Sublease shall terminate, Sublessor shall return to Sublessee any prepaid rent, and neither party shall have any other continuing obligation to the other with respect to the Premises or this Sublease.

             18.14 Definition of Sublessor. As used in this Sublease, the term "Sublessor" means only the current owner of the leasehold interest of the lessee under the Master Lease at the time in question. Each Sublessor is obligated to perform the obligations of the Sublessor hereunder only during the time such Sublessor owns such leasehold interest. Any Sublessor who transfers title to its leasehold interest in the Premises is relieved of all liabilities of Sublessor under this Sublease to be performed on or after the date of such transfer. Sublessor and Master Lessor shall have the right to terminate the Master Lease by mutual consent at any time, provided that Master Lessor agrees to recognize the rights of Sublessee to the Premises pursuant to this Sublease. In the event of such termination, Sublessee agrees to attorn to Master Lessor as its lessor hereunder.

                18.15 Force Majeure. As used in this Sublease, the term "Force Majeure" as applied to the obligations of Sublessor shall mean strikes, lockouts or labor unrest, shortages of labor or materials, disease, pestilence or epidemic, acts of God, governmental actions or restrictions, war, enemy action, riot, civil commotion, fire, accident or unavoidable casualty, or other causes beyond the reasonable control of Sublessor.

             18.16 Signs. Sublessee agrees that no signs, advertisements or notices whatsoever shall be inscribed, painted, or affixed on or to any part of the Premises, the Master Premises or the Building, without the written consent of Sublessor and Master Lessor, if and to the extent required by the Master Lease. Any such signs, advertisements or notices shall conform to the requirements of applicable law and shall be installed at the sole cost and expense of Sublessee. Any signs, advertisements, or notices placed by Sublessee upon the Premises, Master Premises, or Building shall be removed by the Sublessee at the expiration or sooner termination of the Term of this Sublease, and any damage caused thereby shall be repaired by Sublessee, all at the sole expense of Sublessee.

             18.17 Rules and Regulations. Sublessee agrees to observe and to be bound and to cause its employees, visitors and invitees to observe and be bound by all rules and regulations adopted or to be adopted by Master Lessor relative to the Premises, Master Premises or the Building.

             18.18 Joint and Several Liability. If more than one person and/or entity is Sublessee, the obligations imposed under this Sublease shall be joint and several.

             18.19 Waivers. No provision of this Sublease shall be deemed to have been waived by Sublessor unless such waiver is in writing signed by Sublessor and addressed to Sublessee, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed as a waiver of Sublessor's right to require that the obligations of Sublessee hereunder be performed in strict accordance with the terms hereof.

             18.20 Quiet Enjoyment. If Sublessee shall discharge the obligations herein set forth to be discharged by Sublessee, Sublessee shall have and enjoy, during the Term, the quiet and undisturbed possession of the Premises on the terms and conditions set forth herein, together with the right to use the Premises as provided in this Sublease.

     IN WITNESS WHEREOF, the parties shall be deemed to have executed this Sublease as of the date first set forth above.


SUBLESSOR:                                  SUBLESSEE:

WELLS FARGO BANK, N.A., a                   go2net, Inc., a Delaware
national banking association                corporation



By                                          By
  -----------------------------------         ----------------------------------
  Its                                         Its



By
  ----------------------------------
  Its

STATE OF WASHINGTON       )
                          ) ss.
COUNTY OF __________        )


        I certify that I know or have satisfactory evidence that _________________________ is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the __________________ of go2net, Inc., to be the free and voluntary act of such parties for the uses and purposes mentioned in this instrument.


DATED:
      --------------------------------------------------------------------------
                                                 [Notary Signature]


                                       -----------------------------------------
                                          [Type or Print Name of Notary]

                                       NOTARY PUBLIC for the State of
                                       Washington, residing
                                       at
                                         ---------------------------------------

                                       My appointment expires:

                                       -----------------------------------------

STATE OF CALIFORNIA    )
                       ) ss.
COUNTY OF __________      )


        I certify that I know or have satisfactory evidence that and are the persons who appeared before me, and said persons acknowledged that they signed this instrument, on oath stated that they were authorized to execute the instrument and acknowledged it as the
                      and                      of Wells Fargo
Bank, N.A. to be the free and voluntary act of such parties for the uses and purposes mentioned in this instrument.


DATED:
      --------------------------------------------------------------------------
                                                 [Notary Signature]



                                       -----------------------------------------
                                            [Type or Print Name of Notary]

                                       NOTARY PUBLIC for the State of
                                       California, residing
                                       at
                                         ---------------------------------------
                                       My appointment expires:

                                       -----------------------------------------

                                    Exhibit A
                             DESCRIPTION OF PREMISES

                                    Exhibit B

                         MASTER LESSOR'S CONSENT LETTER

                                     , 1997



Wright Runstad Properties L.P.
999 Third Avenue, Suite 1010
Seattle, Washington 98104
Attention:  Joe McWilliams

Re:  Sublease of Portions of First Interstate Center, Seattle,
Washington

Dear Joe:

As you know, Wells Fargo Bank, N.A. ("Wells Fargo") leases from Wright\Runstad Properties L.P. ("Master Lessor") certain space located in the First Interstate Center, 999 Third Avenue, Seattle, Washington, pursuant to that certain Office Space Agreement, dated as of January 27, 1982 by and between 999 Third Avenue, Ltd., a Washington limited partnership, predecessor in interest to Master Lessor, and First Interstate Bank of Washington, N.A., predecessor in interest to Sublessor, as amended by the First Amendment to Lease Agreement dated July 15, 1988 between 999 Third Avenue, Ltd., predecessor in interest to Master Lessor and First Interstate Bank of Washington, N.A., and by the Second Amendment to Office Lease dated
                    , 1994 between Wright-Carlyle Seattle,
predecessor in interest to Master Lessor and First Interstate
Bank of Washington, N.A. ("Master Lease").

Wells Fargo proposes to sublease to go2net, Inc., through September 18, 2003, pursuant to a Sublease, 13,379 rentable square feet on floor 47. A copy of the Sublease has been forwarded to Master Lessor.

Pursuant to Section 5.01 of the Master Lease, Master Lessor's consent is required for the sublease described above.

If Master Lessor approves of the sublease described above pursuant to the Sublease, please signify such approval by signing a copy of this letter in the place provided below and returning it to the undersigned.

Thank you for your attention in this matter.

Very truly yours,



Jeffrey Rader


ACCEPTED AND AGREED TO:

WRIGHT RUNSTAD PROPERTIES L.P.
By:     Wright Runstad & Co.,
        General Partner


By
  ------------------------------------
      Joe McWilliams
Its
   -----------------------------------
--------------

                                    EXHIBIT C

                             SUBLESSEE'S WORK LETTER


        THIS SUBLESSEE'S WORK LETTER ("Work Letter") is a part of the Sublease between Wells Fargo Bank, N.A. ("Sublessor") and go2net, Inc., a Delaware corporation ("Sublessee"), dated as of _________________, 1997 ("Sublease"), for certain Premises located in the First Interstate Center, 999 Third Avenue, Seattle, Washington. All capitalized terms used, but not otherwise defined in this Work Letter, shall have the definitions given them in the Sublease. All alterations of the Premises by Sublessee ("Alterations") shall be governed by the Master Lease, the Sublease and this Work Letter.

        Sublessee is responsible for all work that is necessary to obtain a certificate of occupancy for the Premises.

         1. Approval of Sublessee's Plans and Specifications. At such time, and from time to time, as Sublessee shall decide to perform Alterations to the Premises, Sublessee shall submit to Sublessor and to Master Lessor, for Sublessor's and Master Lessor's (to the extent required by the Master Lease) written approval (which shall not be unreasonably withheld or conditioned), a description of such alterations including the names of its proposed architect and general contractor (if any) for the work described in this Work Letter, together with information on their insurance, bonding, licensing, etc. Sublessor agrees to approve or disapprove of Sublessee's chosen architect and contractors within five (5) business days after Sublessee's identification of them to Sublessor. Substitutions of the chosen architect and contractors (if any), shall also be subject to Sublessor's (and Master Lessor's, to the extent required by the Master Lease) prior written approval (not to be unreasonably withheld, conditioned or delayed). The architect shall prepare the architectural plans, drawings and specifications showing the all improvement work contemplated for the Premises by Sublessee. All improvements which are the responsibility of Sublessee are hereinafter referred to as "Sublessee's Work." At such time and from time to time, as Sublessee shall decide to perform Alterations to the Premises, Sublessee shall submit to Sublessor and to Master Lessor for Sublessor's and Master Lessor's (to the extent required by the Master Lease) approval, the architectural plans, drawings and specifications showing all of the proposed Alterations. Sublessor agrees to approve or disapprove of Sublessee's architectural plans, drawings and specifications within thirty (30) days after delivery of such items to Sublessor by Sublessee. Once the plans, drawings and specifications have been approved by Sublessor (and by Master Lessor, to the extent required by the Master Lease), they shall hereinafter be collectively referred to as the "Final Plans". Although Sublessor shall have approved the Final Plans, Sublessor's sole interest in doing so is to protect Sublessor's interests. Accordingly, Sublessee shall not rely upon Sublessor's approvals and Sublessor shall not be the guarantor of, nor responsible for, the correctness or accuracy of any Final Plans, or the compliance thereof with applicable laws, and Sublessor shall not be subject to any liability of any kind or nature by reason of any exercise of Sublessor's approval rights. As Sublessee's Work progresses, Sublessee shall provide Sublessor with working drawings for all Alterations, which working drawings, if and to the extent that the same are not detailed in the Final Plans, shall be subject to Sublessor's and Master Lessor's (to the extent required by the Master Lease) prior written approval (which approval shall not be unreasonably withheld), and when approved, shall become part of the Final Plans.

        2. Permits. Sublessee shall be responsible, at Sublessee's sole expense, for obtaining all required governmental approvals and permits for Sublessee's Work and for obtaining a final certificate of occupancy to use the Premises for the Permitted Uses. Sublessee shall submit to the City of Seattle a complete application for the required building permit(s) no later than five (5) calendar days after the date that Sublessor has approved Sublessee's Final Plans in accordance with Section 1. Sublessee shall file all plans and other documents as required, and shall procure any required licenses, permits and approvals prior to the commencement of any construction of the Alterations. Sublessee shall provide Sublessor with copies of ALL required permits and licenses that were necessary to construct the Alterations promptly after completion of such construction. All required permits and licenses shall indicate all regulatory agency inspections and final acceptance of the Alterations.

        3. Disbursement of Allowance. Pursuant to Section 2.1.2 of the Sublease, Sublessor shall provide an Allowance of $4.00 per rentable square foot for Sublessee's tenant improvements and/or cabling in the Premises. Sublessor shall disburse the Allowance to Sublessee in one or more installments within ten (10) business days after it receives (i) copies of invoices (and evidence of payment) for materials, labor and/or cabling fees, (ii) evidence that final lien releases have been filed, (iii) evidence that the final building inspection, if required, by the City has been completed and approved, and (iv) except where Alterations are cabling only, or other work of a similar type, a complete set of as built drawings for the Premises.

        4.      Conduct of Sublessee's Work.

             4.1 Prosecution of Work. All of Sublessee's Work shall be done in a good and workmanlike manner, in strict compliance with the Final Plans and all federal, state and local laws, ordinances, rules and regulations applicable and in conformance to the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Premises. Sublessee shall notify Sublessor at least five (5) business days prior to the commencement of construction of the Alterations so that Sublessor may post appropriate notices of nonresponsibility.

             4.2 Contracts. Prior to commencement of Sublessee's Work, Sublessee shall provide to Sublessor a list of the suppliers, contractors and subcontractors Sublessee desires to engage. Each of such contractors and subcontractors shall be contractors licensed by the State of Washington and shall be subject to the prior written approval of Sublessor (and Master Lessor, to the extent required by the Master Lease), which approval shall not be unreasonably withheld. Sublessor agrees to approve or disapprove of Sublessee's proposed contractors and subcontractors within five (5) business days after Sublessor's receipt of Sublessee's list, and the failure by Sublessor to approve or disapprove of such contractors and subcontractors within such ten (10) business day period shall constitute approval by Sublessor. Upon the request of Sublessor, Sublessee shall provide to Sublessor satisfactory evidence that each contractor and subcontractor shall have in full force workman's compensation insurance in limits required by applicable law. Upon completion of the Alterations, Sublessee shall timely and properly record a notice of completion in the county recorder's office for the county in which the Premises are located, if required by law.

             4.3 Compliance With Laws. All Alterations shall comply with all building codes and standards and ordinances of all regulatory agencies having jurisdiction over said work. Such codes, ordinances, and standards shall include, but not be limited to, the Federal Occupational Safety and Health Act of 1970, the Americans with Disabilities Act, and local and state building, electrical, mechanical and fire codes, and other federal, state and local laws and ordinances as may be applicable.

             4.4 Scheduling; Avoidance of Inconvenience. Sublessee shall perform all demolition work, shall oversee the delivery of materials, equipment and the removal of debris, and shall take all other reasonable measures necessary, so as to avoid any inconvenience or annoyance to other tenants of the Building and their employees and customers. Sublessee shall keep the Premises clean and shall prevent any dirt or dust from infiltrating into the adjacent occupants' areas or mechanical areas.

             4.5 Affect on Building Systems. Sublessor shall not be responsible for any disturbances or deficiency created in the air conditioning or other mechanical, electrical or structural facilities within the Building as a result of any of Sublessee's Work. If such disturbances or deficiencies result, it shall be Sublessee's sole responsibility to correct the resulting conditions and to restore the services to the complete satisfaction of Master Lessor, Sublessor, their architects and engineers. If the deficiencies are not corrected within 30 calendar days, Sublessor may correct all deficiencies at Sublessee's expense.

             4.6 Inspection. Sublessor and Sublessor's agents shall have the right, but not the obligation, to inspect the construction of the Alterations from time to time during the progress thereof. If Sublessor shall give Sublessee written notice of faulty construction or any other deviation from the Final Plans, Sublessee shall promptly make the necessary corrections to Sublessor's reasonable satisfaction. However, neither the right herein granted to Sublessor to make such inspections, nor the making of such inspections by Sublessor, shall operate as a waiver of any rights of Sublessor to require good and workmanlike performance of all Sublessee's Work in accordance with the requirements of this Work Letter. Notwithstanding any inspection or acceptance by Sublessor of Sublessee's Work, or any portion thereof, Sublessee acknowledges that Sublessor's sole interest in doing so is to protect Sublessor's interests. Accordingly, Sublessee shall not rely upon Sublessor's inspections or approvals, and agrees that Sublessor shall not be the guarantor of, nor responsible for, any of Sublessee's Work, Sublessee shall be solely responsible for, and shall remedy, at Sublessee's sole expense, any and all defects in the Alterations that may appear during or after the completion thereof, whether the same shall affect the Premises in particular or any part of the Building in general.

             4.7 Change Orders. In no event shall any work of construction related to the Alterations be undertaken by Sublessee in the Premises except as shown on the Final Plans. In the event that Sublessee desires to make any significant change in the Final Plans, Sublessee shall submit any such change in writing (a "Change Order") to Sublessor for Sublessor's (and Master Lessor's, to the extent required by the Master Lease) approval, which approval shall not be unreasonably withheld. Sublessor agrees to approve or disapprove of any proposed Change Order within five (5) business days after delivery of such proposal to Sublessor by Sublessee, and the failure by Sublessor to approve or disapprove of such proposed Change Order within such five (5) business day period shall constitute approval by Sublessor.

        5. Default. Subject to the written notice and cure periods set forth in
Section 15 of the Sublease, any default by Sublessee under the terms of this Work Letter shall constitute an Event of Default under the Sublease, and shall entitle Sublessor to exercise all remedies set forth in the Sublease.

        6. Ownership of Improvements. Except as otherwise provided in Section 10 of the Sublease, all of Sublessee's Work (including all items of the Alterations) shall become the property of Sublessor upon the expiration or earlier termination of the Sublease and shall remain on the Premises at all times during the term of the Sublease.

        7. Delays. Notwithstanding delays of any type or nature, (whether caused by Force Majeure or otherwise) in the completion of Sublessee's Work, the parties expressly acknowledge and agree that none of Sublessee's obligations under the Sublease (including Sublessee's obligation to pay Rent) shall be delayed, terminated or otherwise affected on account of any such delays.

                                    Exhibit D

                     FURNITURE BEING PURCHASED BY SUBLESSEE

                                    Exhibit E

                                  BILL OF SALE


        For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, Wells Fargo Bank, N.A., a national banking association, does hereby give, grant, bargain, sell, transfer, assign, convey and deliver to , a , pursuant to that certain Sublease dated
                    , by and between Seller and Buyer the personal property of Seller, listed on Schedule 1 attached hereto and made a part hereof ("Personal Property").

        All references to "Seller" and "Buyer" herein shall be deemed to include their respective heirs, representatives, nominees, successor and/or assigns, where the contract permits.

Dated:                      .

                                          WELLS FARGO BANK, N.A.


                                          By
                                            ------------------------------------
                                            Its


                                          By
                                            ------------------------------------
                                            Its


                                       39